Exhibit 5.1

December 9, 2009

Board of Directors
Andatee China Marine Fuel Services Corporation
Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China

Re:    Registration Statement on Form S-1

We have acted as counsel to Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-161577) (as amended, the “Registration Statement”) initially filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”) on August 27, 2009.  The Registration Statement covers (i) up to 2,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”) issuable by the Company (the “Shares”) to certain underwriters for whom Newbridge Securities Corporation and Rodman Renshaw LLC (the “Representatives”) are acting as representatives (collectively, the “Underwriters”), (ii) up to 375,000 shares of Common Stock (the “Over-Allotment Shares”) which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 250,000 warrants issuable to the Representatives (the “Representatives’ Warrants”) and (iv) up to 250,000 shares of Common Stock (the “Warrant Shares”) issuable to the Representatives upon exercise of the Representatives’ Warrants.

In rendering this opinion, we have examined: (i) the forms of the Certificate of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3.1(i) and 3.1.1(i), respectively, to the Registration Statement; (ii) resolutions of the Company’s Board of Directors authorizing the issuance of the Shares, the Over-allotment Shares, the Warrant Shares, the Representatives’ Warrants, and the preparation and filing of the Registration Statement; (iii) the Registration Statement; (iv) all applicable provisions of the Constitution of the State of Delaware, statutory provisions of the State of Delaware and reported judicial decisions of the courts of the State of Delaware interpreting those laws and (vi) such other statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.  In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. With regard to the Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock are authorized and available for issuance. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

(i)               the Shares and the Over-Allotment Shares when issued and sold in accordance with and in the manner described in the prospectus set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable,

(ii)               the Warrants Shares issuable upon exercise of the Representatives’ Warrants have been duly and validly authorized and, and such Warrant Shares when so issued in accordance with the terms of the Representatives’ Warrants, will be duly authorized, validly issued, fully paid and non-assessable, and

(iii)               the Representatives’ Warrants constitute legal, valid and binding obligations of the Company, will be duly authorized and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws and provisions.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Cozen O’Connor

Cozen O’Connor